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                         AGREEMENT OF PURCHASE AND SALE

                                 BY AND BETWEEN

                                1552 LONSDALE LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

                                    AS SELLER

                                       AND

                              1552 BWAY OWNER, LLC

                      A NEW YORK LIMITED LIABILITY COMPANY

                                    AS BUYER

                          DATED AS OF OCTOBER 25, 2005

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                                TABLE OF CONTENTS

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                                       (i)

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                                      (ii)

     This AGREEMENT OF PURCHASE AND SALE ("Agreement") is made as of October 25,
2005 by and between 1552 LONSDALE LLC, a Delaware limited liability company
("Seller"), and 1552 BWAY OWNER, LLC, a New York limited liability company
("Buyer").

                                    RECITALS:

     A. Seller is the owner of the fee interest in certain real property located in the City, County and State of New York, located at and commonly referred to as 1552 Broadway, New York, New York, as more particularly described on Exhibit
A hereto (the "Real Property") together with the improvements thereon (the
"Building") and the other Property (as such term is defined below).

     B. Seller desires to sell and Buyer desires to buy the Property, subject to satisfaction of the conditions contained herein.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

                                    AGREEMENT

     For purposes of this Agreement, the following terms shall have the following definitions:

     1.   Certain Basic Definitions.

          1.1 "Buyer's Title Policy" means an Owner's Policy of Title Insurance insuring title the Real Property to the extent that a nationally recognized, reputable title company would insure title to the Real Property, subject to
Permitted Exceptions and as otherwise provided in this Agreement.

          1.2 "Broker" means Sonnenblick-Goldman Company, 712 Fifth Avenue, New
York, NY 10019.

          1.3 "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

          1.4 "Buyer's Address" means:

               560 Fifth Avenue
               New York, New York 10036
               Attn: Dennis Riese
               Telephone: (212) 560-1628
               Fax: (212) 629-0942

               With a copy to:

               Ann Martinez
               604 Fifth Avenue
               New York, New York 10020
               Telephone: (212) 560-1658
               Fax: (212) 613-1929

          1.5 "Cash Balance" has the meaning set forth in Section 2.2.2 hereof.

          1.6 "Closing" has the meaning set forth in Section 4.1 hereof.

          1.7 "Closing Date" means the date mutually agreed upon by Seller and
Buyer for the closing of the transactions contemplated herein, in no event later than November 30, 2005 ("Scheduled Closing Date"); provided, however, that, (i)
solely if necessary in order for Buyer to finalize any financing arrangements for the Purchase Price (it being understood and agreed that Buyer's obligations hereunder are not in any way contingent upon any financing of the Purchase
Price), Buyer shall have a one-time right to extend the Closing to a date not later than December 15, 2005 upon written notice to Seller not less than one
Business Day prior to the Scheduled Closing Date; and (ii) Seller shall have the right to extend the Scheduled Closing Date in accordance with the express rights granted under this Agreement (the Scheduled Closing Date as may be extended pursuant to this Agreement, the "Closing Date"). TIME SHALL BE OF THE ESSENCE
WITH RESPECT TO BUYER'S OBLIGATIONS TO CLOSE ON OR BEFORE THE CLOSING DATE.

          1.8 "Contracts" means all of Seller's interest in the licenses, permits, contracts, and agreements in effect as of the Closing relating to the
Property, to the extent that such Contracts are by their terms assignable and/or transferable, all as set forth on Schedule 1 hereto.

          1.9 "Deed" means a bargain and sale deed with covenants against grantor's acts, in the form of Exhibit B hereto.

          1.10 "Deposit" means Two Million ($2,000,000.00) Dollars.

          1.11 "Due Diligence Materials" has the meaning set forth in Section
3.3.

          1.12 "Escrow Holder" means Prestige Title Agency.

          1.13 "Escrow Holder's Address" means:

               Prestige Title Agency
               15 West 39th Street
               New York, New York 10018
               Attn: Mr. Anthony Chiellino
               Telephone: (212)651-1200
               Fax: (212)651-1201

          1.14 "Excluded Documents" has the meaning set forth in Section 3.3.

          1.15 "FF&E" means all of the furniture, fixtures and equipment owned by Seller and located in the Building as of the date hereof, with such additions and deletions as may hereafter

          1.16 "Governmental Records" means plans, documents, agreements and other records of various governmental entities, districts and utilities regarding the Property or otherwise impacting, restricting, or affecting its use or value.

          1.17 "Interested Party" shall mean those directors, officers, partners, members, employees, counsel, accountants, consultants, agents, engineers and other advisors of Buyer or of any

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financing source who need to know the contents of any Due Diligence Materials for purposes of consummating the transactions contemplated hereby.

          1.18 "Leases" means all of Seller's interest in the leases and licenses of space in the improvements, including, without limitation, the license agreement with ClearChannel Spectacolor LLC, more particularly described on Schedule 2.

          1.19 "Person" means any natural person, corporation, partnership, limited liability company, firm, association, government, governmental agency or any other entity and whether acting in an individual, fiduciary or other capacity.

          1.20 "Personal Property" means any tangible property owned by Seller and located on the Real Property.

          1.21 "Property" means the Real Property, the Building Leases,
Contracts, and Personal Property, collectively.

          1.22 "Property Information" has the meaning set forth in Section 3.3.

          1.23 "Property Manager" means Emmes Asset Management Company.

          1.24 "Purchase Price" means the sum of Forty-Eight Million
($48,000,000.00) Dollars.

          1.25 "Seller's Address" means:

               c/o NorthStar Realty Finance Corp.
               527 Madison Avenue-16th Floor
               New York, NY 10022
               Attn: Richard J. McCready, General Counsel
               Telephone: (212)319-2623
               Facsimile: (212)319-4557

               with copies to:

               Emmes Asset Management Company
               420 Lexington Avenue, Suite 900
               New York, New York 10170
               Attn: Ellen November Rigby, Esq.
               Telephone: (212)293 8910
               Facsimile: (212)293-8802

               and

               Katten Muchin Rosenman LLP
               575 Madison Avenue
               New York, New York 10022
               Attn: Jill D. Block, Esq.
               Telephone: (212)940-8521
               Fax: (212)894-5521

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          1.26 "Title Company" means Prestige Title Agency, as agent for First
American Title Insurance Company of New York.

     2.   Sale of Property/Purchase Price.

          2.1 Sale of Property. Seller shall sell the Property to Buyer, and
Buyer shall purchase the Property from Seller, for the Purchase Price on the terms and conditions of this Agreement.

          2.2 Purchase Price. The Purchase Price shall be payable as follows:

               2.2.1 Deposit. Contemporaneously with the execution of this
Agreement by Buyer and Seller, Buyer shall deliver to Escrow Holder the Deposit in the form of a wire transfer of immediately available funds or cash or cashier's check drawn on good and sufficient funds of a federally insured bank in the State of New York and made payable to the order of Escrow Holder. The
Deposit shall be non-refundable and shall either be applied toward the payment of the Purchase Price on the Closing or, if the Closing does not occur, the
Deposit shall be remitted to the party entitled thereto under the terms of this
Agreement.

               2.2.2 Balance. Buyer shall pay to Seller through an escrow with the Escrow Holder (or such other method of payment of immediately available funds as Buyer's lender may require) at closing by wire transfer of immediately available federal funds an amount equal to: (a) the Purchase Price, less (b) the
Deposit, less (c) the amount of any credits due from Seller under this
Agreement, and increased by (d) the amount of any credits due from or any items chargeable to Buyer under this Agreement (the "Cash Balance").

               2.2.3 United States Currency. All payments made hereunder shall be in United States dollars.

          2.3 Interest. The Deposit, and all funds received from or for the account of Buyer, shall be deposited by Escrow Holder in an interest-bearing account with a federally insured state or national bank ("Account") located in
New York. All interest actually accrued on the Deposit shall increase the amount of the Deposit and to the extent paid over to Seller shall be credited in
Buyer's favor against the Cash Balance.

          2.4 Escrow. Upon Escrow Holder's receipt of the Deposit and Escrow
Holder's written acceptance of this Agreement, Escrow Holder is authorized to act in accordance with the terms of this Agreement.

     3.   Due Diligence; Closing Conditions: Interim Operations.

          3.1 Completion of Due Diligence. Buyer has completed its inspection of the Property, including, without limitation, to determine the physical, environmental and land use characteristics of the Property (including, without limitation, its subsurface) and its suitability for Buyer's intended use. Buyer agrees that, by executing this Agreement, Buyer agrees that is acquiring the
Property in its state on the date hereof, "as is," "where is" with all faults.
Buyer shall receive no credit against, or reduction of, the Purchase Price in respect of Buyer's costs and expenses incurred in connection with Buyer's inspection of the Property.

          3.2 Title Report. "Permitted Exceptions" shall mean: (i) the standard printed exceptions set forth in a 1992 ALTA owner's title insurance policy for real property in the city, county and state of New York; (ii) general and special real property taxes and assessments for the current fiscal

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year, that are not yet due and payable; and (iii) any facts or circumstances other than those which Seller is required to cure, bond over or cause to be deleted as an exception to title pursuant to this Section 3.2, provided same do not put Buyer out of possession, and that same do not interfere with the commercial use of the Property; (iv) minor encroachments or overhangs, or violations (subject to adjustment as provided in Section 4.8.11) issued by municipal or state authorities or otherwise relating to the Property; and (v)
any exceptions directly or indirectly caused by Buyer. Except as to Seller's affirmative obligations in this Section 3.2, Buyer will accept title subject to the Permitted Exceptions.

               3.2.1 Seller shall be obligated to cure, or cause to be deleted as an exception to title by the Title Company, all of the following exceptions and encumbrances to title to the Property disclosed by the Title Report
(collectively, "Monetary Objections"): (i) any deed of trust, mortgage, or other security, assignment of leases, negative pledge, financing statement or similar security instrument entered into by Seller, or judgment liens against Seller, encumbering all or any portion of the Real Property or Building; (ii) mechanics liens encumbering the Real Property caused by the action or inaction of Seller;
and (iii) any other liens on the Real Property (excluding any such instrument affecting the Real Property or Building by or against an interest of tenant under a Lease (pursuant to leasehold financing or otherwise) or as a result of acts by a tenant of the Building) which can be satisfied by the payment of a specific, liquidated amount, it being agreed that Monetary Objections are without limit, but shall not include items to be apportioned pursuant to Section
4.8. Notwithstanding anything to the contrary herein contained, if on the
Closing Date there shall be any security interests filed against the Property, such items shall not be Monetary Objections if (A) Seller certifies that the personal property covered by such security interests is no longer in or on the
Real Property or in the Building and will not be conveyed as part of the
Personal Property hereunder, or (B) Seller certifies that such personal property is not Seller's property, and in either case the Title Company omits same from its schedule of title exceptions.

               3.2.2 Monetary Obligations expressly exclude any exception or encumbrance caused by the action or inaction of a licensee, lessee or any agent or invitee of a licensee or lessee of the Property including, without limitation, any leasehold financing or similar obligation of a lessee (and all documents relating thereto). Seller shall have no obligation to remove any lien or encumbrance or exception to title to the Real Property which is the obligation of a tenant or licensee under a Lease to remove or any exception or encumbrance caused by the action or inaction of a licensee, lessee or any agent or invitee of a licensee or lessee of the Property.

               3.2.3 Seller shall be entitled to reasonable adjournments of the
Closing Date not to exceed 30 days in the aggregate in order to cure, satisfy, or cause to be omitted as an exception to the Title Policy, any Monetary
Objection (or other title matter which is Seller's express responsibility hereunder).

               3.2.4 If on the Closing Date, the Real Property shall be affected by any lien which, pursuant to the provisions of this Agreement, is required to be discharged or satisfied by Seller, Seller shall not be required to discharge or satisfy the same of record provided the money necessary to satisfy the lien is retained by the Title Company at Closing (with authority to pay in the event of enforcement of such lien), and the Title Company, at no extra cost to Buyer, either omits the lien as an exception in the Title Policy or insures against collection thereof from or out of the Real Property and/or the Building.

               3.2.5 In no event shall Seller be obligated to remove
encroachments or overhangs or violations issued by municipal or state authorities or otherwise relating to the Property.

               3.2.6 Buyer's election of ALTA extended coverage shall not delay any time for performance under this Agreement.

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          3.3 Other Due Diligence Materials. Prior to the date hereof, Buyer agrees that it, and its authorized agents or representatives, have had the opportunity to inspect at the Property Manager's office, and make copies of, documents and property records (other than the Excluded Documents, as defined below) relating exclusively to the ownership, operation and maintenance of the
Property, to the extent such documents and property records are in such Property
Manager's possession at the Property Manager's office ("Property Information").
All of such Property Information delivered to, made available to, copied and/or reviewed by Buyer pursuant to this Section 3.3 (including all Leases and
Contracts), Section 3.2 and any information gathered pursuant to inspections of the Property pursuant to Section 3.1, shall sometimes be referred to collectively herein as the "Due Diligence Materials".

               3.3.1 Notwithstanding anything in this Section 3.3 to the
contrary, Seller shall have no obligation to make available to Buyer, and Buyer shall have no right to inspect or make copies of, any of the Excluded Documents.
As used herein, "Excluded Documents" shall mean any documents involving either
Seller's financing or refinancing of the Property, any purchase and escrow agreements and correspondence pertaining to Seller's acquisition of the
Property, any documents pertaining to the potential acquisition of the Property by any past or prospective purchasers, any third party purchase inquiries and correspondence, appraisals of the Property, internal budgets or financial projections, any correspondence between partners, officers or members of Seller, and any other internal documents, any attorney work product and any correspondence or documents covered by the attorney-client privilege.

               3.3.2 It is understood by the parties that Seller does not make any representation or warranty, express or implied, as to the accuracy or completeness of any information contained in Seller's files or in the documents produced by Seller, including, without limitation, any environmental audit or report. Buyer acknowledges that Seller and Seller's affiliates shall have no responsibility for the contents and accuracy of such disclosures, and Buyer agrees that the obligations of Seller in connection with the purchase of the
Property shall be governed by this Agreement irrespective of the contents of any such disclosures or the timing or delivery thereof.

          3.4 No Defense. Buyer have no right to disapprove any due diligence matter, whether or not specifically set forth in Sections 3.1, 3.2 or 3.3 concerning facts in existence on or prior to the date hereof and none shall be a defense or condition to Closing, subject to Seller's obligations under Section
3.2.

     4.   Closing; Closing Conditions; Prorations.

          4.1 Closing Date. The closing of the transactions contemplated hereunder (the "Closing") shall occur on the Closing Date, provided that all closing conditions set forth in this Agreement have been satisfied or waived by the party intended to be benefited thereby.

          4.2 Title. On the Closing Date, subject to the satisfaction or waiver of all conditions to Seller's obligations hereunder, Seller shall convey title to the Real Property to Buyer by Deed, subject to Permitted Exceptions and as otherwise provided in this Agreement.

          4.3 Buyer's Conditions to Closing. Buyer's obligations to close the transaction contemplated hereunder are solely subject to, and contingent on, the satisfaction of the following conditions or the waiver of same by Buyer in writing:

               4.3.1 Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and correct, in all material respects, as of the date made and as of the Closing with the same effect as though such representations and warranties were made at and as of the
Closing.

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               4.3.2 Covenants. Seller shall have performed and satisfied, in all material respects, all agreements and covenants required hereby to be performed by Seller prior to or at the Closing.

               4.3.3 Seller's Deliveries. Seller shall have delivered all of the documents and funds required pursuant to Section 4.6.

               4.3.4 Title. The Title Company shall be willing to insure title to the Property pursuant to an ALTA 1992 Owner's Policy of Title Insurance in
the amount of the Purchase Price, at regular rates and without additional premium, subject only to the Permitted Exceptions.

               4.3.5 Lien Assignment. Seller shall have caused to be assigned to
Buyer's lender the Existing Mortgage (as such term is defined in Section 4.13 hereof), pursuant to allonges, assignments and other documents reasonably acceptable to Buyer and its lender (the "Lien Assignment Documents"), in an amount of not less than $14,000,000.00 (the "Lien Assignment").

          4.4 Seller's Conditions to Closing. The obligations of Seller to consummate the transactions provided for herein are subject to, and contingent upon, the satisfaction of the following conditions or the waiver of same by
Seller in writing:

               4.4.1 Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct, in all material respects, as of the date made and as of the Closing with the same effect as though such representations and warranties were made at and as of the
Closing.

               4.4.2 Covenants. Buyer shall have performed and satisfied, in all material respects, all agreements and covenants required hereby to be performed by Buyer prior to or at the Closing.

               4.4.3 Buyer's Deliveries. Buyer shall have delivered all of the documents and funds required pursuant to Section 4.7.

               4.4.4 Deposit. Buyer shall have unconditionally directed Escrow
Holder to deliver the Deposit plus any interest thereon to Seller.

          4.5 Closing Costs and Charges.

               4.5.1 Seller's Costs. Seller shall pay (i) any state and local transfer taxes imposed by reason of the transfer of the Property to Buyer; (ii)
Seller's share of prorations as determined in accordance with Section 4.8; and
(iii) Seller's consultants' and attorneys' fees and other costs associated with the transaction contemplated hereby, subject to Section 12 hereof.

               4.5.2 Buyer's Costs. Buyer shall pay (i) all document recording charges with respect to the Deed and the Lien Assignment Documents (but not with respect to any partial releases or satisfactions as to other properties owned by
Seller or its affiliates that are subject to the Existing Mortgage); (ii) any owner title insurance premiums; (iii) any mortgagee title insurance premiums, recording fees, taxes and expenses with respect to any mortgage financing elected to be procured by Buyer; (iv) surveys, engineering, environmental, inspection and other due diligence expenses; (v) Buyer's share of prorations as determined in accordance with Section 4.8; and (vi) Buyer's consultants' and attorneys' fees and other costs associated with the transaction contemplated hereby, subject to Section 12 hereof.

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               4.5.3 Other Costs. All other costs, if any, shall be apportioned in the customary manner for real property transactions in the County where the
Real Property is located.

          4.6 Delivery of Documents and Funds by Seller. Seller shall deliver to
Buyer at Closing the following items, each of which shall be duly executed and acknowledged by Seller where appropriate:

               4.6.1 The Deed.

               4.6.2 One counterpart of a bill of sale, duly executed by Seller, conveying to Buyer, with such representations and warranties expressly provided in this Agreement as and to the extent that they survive the Closing, all of
Seller's right, title, and interest in and to the Personal Property, in the form of Exhibit C hereto and incorporated herein by this reference ("Bill of Sale"), it being agreed that no portion of the Purchase Price is being paid on account of the Personal Property.

               4.6.3 One counterpart of an assignment and assumption, duly executed by Seller, assigning to Buyer, with such representations and warranties expressly provided in this Agreement as and to the extent that they survive the
Closing, all of Seller's right, title, and interest in and to all Leases and
Contracts, all to the extent transferable by Seller, in the form of Exhibit D hereto and incorporated herein by this reference ("General Assignment"), together with any security deposits under the Leases (other than any security deposit under the Lease to 1552-TGI, Inc., a New York corporation, if any, the amount of which shall be credited in Buyer's favor against the Cash Balance).

               4.6.4 An affidavit executed by Seller to the effect that Seller is not a "foreign person" within the meaning of Internal Revenue Code Section
1445 ("Non-Foreign Certificate"), in the form of Exhibit E hereto and incorporated herein by this reference.

               4.6.5 A notice to each tenant ("Tenant Notice") in the form of
Exhibit F hereto and incorporated herein by this reference, executed by Seller, informing the tenant of the change of ownership of the Property and a transfer of such tenant's security deposit (if any) to such new owner. Buyer shall promptly provide to Seller all necessary information regarding the Buyer required to complete the Tenant Notices.

               4.6.6 Any transfer tax returns and any tax due required to be filed and paid in connection with any state and local transfer taxes imposed by reason of the transfer of the Property to Buyer.

               4.6.7 Estoppels and subordination, non-disturbance and attornment agreements as are required pursuant to Section 35 hereof.

               4.6.8 Originals of (i) all Leases, (ii) the Guarantees of Leases
and other Lease-related documents, and (iii) Seller's Lease files for all
Leases. In the event originals of any of the foregoing are missing, Seller shall deliver copies of same certified in writing as true and correct, such certification to survive the Closing.

               4.6.9 Other documents pertaining to Seller's authority to record the Deed and consummate the transactions contemplated hereby (including without limitation an affidavit in lieu of registration), as same may reasonably be required by Title Company in connection with this transaction, including standard title affidavits and indemnities.

               4.6.10 Original counterparts of the Lien Assignment Documents.

                                        8

               4.6.11 Originals of all Contracts (or if originals are not available, copies thereof certified in writing by Seller as true and correct).

          4.7 Delivery of Documents and Funds by Buyer. Buyer shall deliver to
Seller at Closing the following items:

               4.7.1 The Cash Balance;

               4.7.2 One counterpart of the General Assignment, duly executed by
Buyer;

               4.7.3 One counterpart of the Bill of Sale, duly executed by
Buyer; and

               4.7.4 All other funds and documents as may reasonably be required by to close the transactions contemplated herein in accordance with this
Agreement.

          4.8 Prorations and Adjustments.

               4.8.1 General. Rentals, revenues, and other income, if any, from the Property, and real property taxes and operating expenses, if any, affecting the Property shall be prorated as of midnight on the day preceding the Closing.
For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, for the entire day upon which the Closing occurs.

               4.8.2 Rentals. Subject to the provisions of Sections 4.8.3 and
4.8.4, rentals shall be prorated as of the Closing. "Rentals" as used herein includes fixed rentals, additional rentals, percentage rentals, escalation rentals, retroactive rentals, operating cost pass-throughs and other sums and charges payable by tenants and licensees under the Leases.

               4.8.3 Delinquent Rentals. Rentals are delinquent when payment thereof is more than thirty (30) days delinquent as of the Closing. Delinquent rentals shall be prorated between Buyer and Seller as of the Closing but not until they are actually collected by Buyer. Buyer agrees to send monthly invoices to tenants at the Property for delinquent Rentals in accordance with normal and customary procedures for no less than three (3) months following the
Closing Date, provided, however, that Buyer shall not be obligated to sue any tenants or terminate any Leases in respect of delinquent Rentals. Buyer shall remit to Seller Seller's pro rata portion of delinquent Rentals to the extent collected by Buyer, net of the costs of collection (including attorneys' fees).
Buyer agrees that any payments due to Seller as a result of collected delinquent
Rentals shall be payable by Buyer to Seller promptly upon receipt thereof.

               4.8.4 Additional Rentals. Operating cost pass-throughs,
percentage rentals, additional rentals and other retroactive rental escalations, sums or charges payable by tenants which accrue as of the Closing but are not then due and payable, shall be prorated as of the Closing; provided, however, no payment thereof shall be made to Seller unless and until Buyer collects same from the tenant. When and if Buyer collects such operating cost pass-throughs, percentage rentals or other retroactive rental escalations, sums or charges from a tenant, Seller shall be due an amount equal to all such operating cost pass-throughs, percentage rentals or other retroactive rental escalations, sums or charges accruing prior to the Closing, computing same on a per diem basis after amortizing them over the respective periods for which such items are payable. Payments of such prorated amounts collected by Buyer shall be made to
Seller promptly following receipt and shall be accompanied by a report showing how same was calculated and such supporting documentation as Seller reasonably requests.

                                        9

               4.8.5 Prepaid Rentals. Rentals received by Seller attributable to periods after the Closing shall be credited to Buyer and debited to Seller at the Closing.

               4.8.6 Taxes and Assessments. All non-delinquent real estate taxes and current installments of assessments affecting the Property which are payable by Seller shall be prorated as of the Closing based on the actual current tax bill. All delinquent taxes and assessments, if any, affecting the Property which are payable by Seller shall be paid at the Closing from funds accruing to
Seller. Any refunds of real estate taxes and assessments attributable to the period prior to the Closing shall be paid to Seller upon receipt, whether such receipt occurs before or after the Closing.

               4.8.7 Operating Expenses. All utility service charges for
electricity, heat and air conditioning service, other utilities, elevator maintenance, common area maintenance, taxes (other than real estate taxes and income taxes) such as rental taxes, and other expenses affecting the Property which are payable by Seller and any other costs incurred in the ordinary course of business or the management and operation of the Property shall be prorated on an accrual basis. Alternatively, Seller may cause any utility company to transfer billings to Buyer upon the Closing. Seller shall pay all such expenses that accrue prior to the Closing and Buyer shall pay all such expenses accruing on the date of Closing and thereafter. To the extent possible, Seller and Buyer shall obtain billings and meter readings as of the Closing to aid in such prorations.

               4.8.8 Reserved.

               4.8.9 Reserved.

               4.8.10 Seller Deposits. Seller shall be credited and Buyer shall be debited with an amount equal to all refundable deposits, retentions, and holdbacks then being held by any governmental entity, any utility company, or other third party under any Contract, together with all interest then accrued thereon for the benefit of Seller, to the extent same constitute liabilities of third parties to Seller which are credited or assigned by Seller to Buyer as of the Closing.

               4.8.11 Violations. Buyer shall be credited with an amount equal to Forty-Three Thousand Four Hundred ($43,400.00) Dollars in consideration of
Buyer's agreement to accept title to the Property subject to all violations.

               4.8.12 Tax Certiorari Proceedings. Seller has not undertaken any tax certiorari proceedings covering the tax assessment period in which the
Closing is anticipated to occur, although 1552-TGI, Inc. may have undertaken such proceedings for the tax assessment periods prior to the tax assessment period in which the Closing is anticipated to occur.

               4.8.13 Customarily prorated items. Such other items as are usually and customarily prorated between purchasers and sellers of commercial properties in the area where the Property is located, which may include water and sewer costs and business improvement district fees.

               4.8.14 Method of Proration. Buyer and Seller agree to cause their accountants to prepare a schedule of tentative prorations prior to the Closing
Date with respect to the Property. Such prorations, if and to the extent known and agreed upon as of the Closing, shall be paid by Buyer to Seller (if the prorations result in a net credit to the Seller) or by Seller to Buyer (if the prorations result in a net credit to the Buyer) by increasing or reducing the cash to be paid by Buyer at the Closing. Any such prorations not determined or not agreed upon as of the Closing shall be paid by Buyer to Seller, or by Seller to Buyer, as the case may be, in cash as soon as practicable following the
Closing. Buyer's and Seller's obligations with respect to prorations under this
Agreement shall survive until two months follow

                                       10

the Closing Date, except that solely with respect to the calculation of additional rent and percentage rent under the Leases, Buyer's and Seller's obligations with respect to prorations shall survive until June 30, 2006.

          4.9 Non-Contingency Items. Buyer acknowledges and agrees that Buyer's obligations under this Agreement are not contingent on Buyer's obtaining any financing in connection with this transaction or on the issuance or approval of any franchise or license relating to the Building.

          4.10 Operation of the Property Prior to Closing. Since September 1,
2005, Seller has operated and maintained, and between the date hereof and the
Closing Date, Seller shall continue to operate and maintain, the Building in
Seller's usual and customary manner including, without limitation, the maintenance of the Property in its current condition, leasing of the Property and exercising all rights as owner of the Property. From and after the date hereof, Seller shall not extend or modify any Lease, Contract or other agreement, undertake any capital improvement projects or enter into any material agreements affecting the Real Property, without Buyer's prior written consent.

          4.11 Inspection of Property. Buyer shall have the right to inspect the
Property from time to time after the date hereof at reasonable times and on reasonable notice to Seller in order to confirm that Seller is operating and maintaining the Building in accordance with Section 4.10 hereof. In no event shall any invasive or intrusive testing or boring or testing at the Property be performed after the date hereof. Buyer shall not contact nor hold any discussions with any tenants or property managers without prior notice to
Seller, and Seller must be given a reasonable opportunity to be present at such contacts or discussions at a time and location specified by Buyer in writing.

               4.11.1 Buyer shall protect, indemnify, defend and hold the
Property, Seller and Seller's officers, directors, shareholders, participants, members, affiliates, employees, representatives, invitees, agents and contractors free and harmless from and against any and all claims, damages, liens, stop notices, liabilities, losses, costs and expenses, including reasonable attorneys' fees and court costs, resulting from Buyer's inspection and testing of the Property, including, without limitation, repairing any and all damages to any portion of the Property, arising out of or related (directly or indirectly) to Buyer's conducting such inspections, surveys, tests, and studies. Buyer shall keep the Property free and clear of any mechanics' liens or materialmen's liens related to Buyer's right of inspection and the activities contemplated by this Agreement. Buyer's indemnification obligations set forth herein shall survive the Closing and shall not be merged with the Deed, and shall survive the termination of this Agreement prior to Closing.

               4.11.2 Buyer shall obtain or cause its consultants to obtain, at
Buyer's sole cost and expense prior to commencement of any investigative activities on the Property, a policy of commercial general liability insurance covering any and all liability of Buyer and Seller with respect to or arising out of any investigative activities. Such policy of insurance shall be kept and maintained in force during the term of this Agreement and so long thereafter as necessary to cover any claims of damages suffered by Persons or property resulting from any acts or omissions of Buyer, Buyer's employees, agents, contractors, suppliers, consultants or other related parties. Such policy of insurance shall have liability limits of not less than Two Million Dollars
($2,000,000.00) combined single limit per occurrence for bodily injury, personal injury and property damage liability and shall name Seller as an additional insured.

          4.12 Continuing Due Diligence. Subject to the provisions hereof, the
Property Manager shall allow Buyer, its authorized agents or representatives, at
Buyer's expense, to continue to review and make copies of the Property
Information, Governmental Records and other Due Diligence Materials (to the extent such documents and property records are in Property Manager's possession at the

                                       11

Property Manager's office) for purposes of confirming Seller's compliance with its covenants contained in Section 4.10, it being agreed that as of the date hereof, Buyer has completed its due diligence. Such review shall be on at least twenty-four (24) hours' prior telephonic or written notice from Buyer.
Notwithstanding anything in this Agreement to the contrary, Seller shall have no obligation to make available to Buyer, and Buyer shall have no right to inspect or make copies of, any of the Excluded Documents. Buyer is permitted to review customary review of publicly available Governmental Records. It is understood by the parties that Seller does not make any representation or warranty, express or implied, as to the accuracy or completeness of any information contained in
Seller's files or in the documents produced by Seller, including, without limitation, any environmental audit or report. Buyer acknowledges that Seller and Seller's affiliates shall have no responsibility for the contents and accuracy of such disclosures, and Buyer agrees that the obligations of Seller in connection with the purchase of the Property shall be governed by this Agreement irrespective of the contents of any such disclosures or the timing or delivery thereof.

          4.13 Assignment of Existing Mortgage. Seller shall (at no cost to
Buyer or Seller, other than de minimis costs) use commercially reasonable efforts to assist Buyer in obtaining an assignment of that portion of the existing mortgage which encumbers the Real Property and Building (the "Existing
Mortgage") to Buyer's lender. If the existing mortgagee shall agree to assign the Existing Mortgage to Buyer's lender, then Seller shall provide to Buyer copies of the documents governing the Existing Mortgage to confirm the existence of the mortgage lien and the indebtedness, notwithstanding that they are
Excluded Documents in all other circumstances. Nothing herein shall obligate
Seller to commence any litigation, arbitration or other proceeding in order to obtain any such assignment. The Lien Assignment shall be a condition to Buyer's obligation to close, and Buyer shall be entitled to its remedies in the event of its failure.

     5.   Delivery and Possession.

     Seller shall deliver title and possession of the Property to Buyer at the
Closing, together with any and all keys, subject to all matters of record or apparent or otherwise disclosed to Buyer.

     6.   Commissions.

     Buyer and Seller each represent and warrant to the other that there are no commissions, finder's fees or brokerage fees arising out of the transactions contemplated by this Agreement other than a commission payable by Seller to
Broker pursuant to a separate written agreement. Buyer shall indemnify and hold
Seller harmless from and against any and all liabilities, claims, demands, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and court costs, in connection with claims for any such commissions, finders' fees or brokerage fees, including without limitation, arising out of Buyer's conduct or the inaccuracy of the foregoing representation and/or warranty of Buyer. Seller shall indemnify and hold Buyer harmless from and against any and all liabilities, claims, demands, costs and expenses, including, without limitation, reasonable attorneys' fees and costs in connection with claims for any such commissions, finders' fees or brokerage fees, including without limitation, fees of Broker, arising out of Seller's conduct or the inaccuracy of the foregoing representation and/or warranty of
Seller. The indemnities provided hereunder shall survive the Closing or other termination of this Agreement.

     7.   Damage or Destruction; Condemnation.

          7.1 Material Part of the Property. For purposes of this Agreement, (i)
a taking by eminent domain of a portion of the Property shall be deemed to affect a "material part" of the Property if the estimated value of the portion of the Property taken (or proposed to be taken by a final determination

                                       12

issued by appropriate governmental authority under applicable law) exceeds five percent (5%) of the Purchase Price, or if the portion of the Real Property so taken exceeds three (3) linear feet of the Real Property's frontage on Broadway, and (ii) the destruction of a "material part" of the Property shall be deemed to mean an insured or uninsured casualty to the Property prior to the Closing having an estimated cost of repair which equals or exceeds five percent (5%) of the Purchase Price.

          7.2 Definitions. The phrase "estimated value" shall mean an estimate obtained from an MAI appraiser, who has at least five (5) years experience evaluating property located in the County where the Real Property is located, similar in nature and function to that of the Property, selected by Seller and approved by Buyer, and the phrase "estimated cost of repair" shall mean an estimate obtained from an independent contractor selected by Seller and approved by Buyer. Buyer shall not unreasonably withhold, condition or delay Buyer's approval under this Section. Seller may not select an MAI Appraiser or independent contractor with whom Seller (or any Seller affiliate) has conducted business at any time within two (2) years prior to the date when such appraisal or estimate is required hereunder.

          7.3 Notice; Credit to Buyer. Buyer shall have the right to terminate this Agreement if all or a material part of the Property is destroyed without fault of Buyer or a material part of the Property is taken by eminent domain.
Buyer shall give written notice of Buyer's election to terminate this Agreement under the Act within ten (10) business days after Buyer first learns, or after
Seller has notified Buyer in writing, whichever comes first, of any damage to or condemnation of the Property which entitles Buyer to terminate this Agreement.
If Buyer does not give such notice, then this Agreement shall remain in full force and effect and there shall be no reduction in the Purchase Price, but
Seller shall, at Closing, assign to Buyer (i) any insurance proceeds payable with respect to such damage; or (ii) the entire award payable with respect to such condemnation proceeding, whichever is applicable.

          7.4 Non Material Damage. If the loss or damage is not deemed to affect a "material part" of the Property, this Agreement shall remain in full force and effect and there shall be no reduction in the Purchase Price, and Seller shall assign any amounts received (in excess of any applicable deductibles) and any rights to receive insurance or condemnation proceeds payable on account of such loss or damage. Seller covenants to maintain fire insurance on the Property in an amount not less than Five Million ($5,000,000.00) Dollars, and will provide
Buyer with evidence of same upon the execution and delivery of this Agreement.

          7.5 General Obligations Law. The parties understand and agree that the provisions of this Article 7 shall govern and supersede the provision of Section
5-1311 of the General Obligations Law of the State of New York.

     8.   Seller's Representations and Warranties.

     Seller represents and warrants to Buyer that as of the date of this
Agreement and as of the Closing Date:

          8.1 Seller is duly organized, validly existing, and in good standing under the laws of the state of its formation;

          8.2 Seller has the full power and authority to execute, deliver and perform its obligations under this Agreement;

          8.3 The execution, delivery and performance of this Agreement by
Seller (i) are within Seller's corporate, partnership, limited liability or other applicable powers, and (ii) have been duly authorized by all necessary corporate, partnership, limited liability or other applicable action;

                                       13

          8.4 There is no litigation pending against Seller that would adversely affect or interfere with Seller's ability to perform its obligations under this
Agreement;

          8.5 There are no Contracts other than those listed on Schedule 1 hereto, neither of which shall be assigned to or assumed by Buyer at Closing, it being understood that these obligations shall remain with Seller;

          8.6 There are no Leases executed by Seller other than those listed on
Schedule 2 hereto;

          8.7 There is no Personal Property or FF&E owned by Seller located on or at the Real Property or Building;

          8.8 Seller employs no employees at the Real Property or Building other than as listed on Schedule 4, and same shall be either terminated or reassigned effective as of the Closing Date;

          8.9 Seller has no employees and is not a signatory to any collective bargaining or related agreements covering the Real Property or Building;

          8.10 All documentation relating to the Property is located at the
Property Manager's office and is available for Buyer's review in accordance with
Section 3.3 hereof;

          8.11 Seller has received no written notice of, nor to Seller's knowledge do there exist, any pending or threatened condemnation or eminent domain proceedings that would affect all or any portion of the Property;

          8.12 There are no judgments, orders or decrees of any kind against
Seller unpaid or unsatisfied of record. There are no actions, suits or proceedings pending or threatened against Seller or the Property, at law or in equity, before any federal, state, municipal or governmental department, court, commission, board, bureau, agency or instrumentality which would, if adversely determined, materially adversely affect title to any of the Property;

          8.13 Seller has not received from any insurance company or board of fire underwriters written notice requesting the performance of any work or alterations with respect to the Real Property that has not been performed or that resulted in an increase in insurance rates applicable to the Real Property as a result of work which was not so performed; and

          8.14 There is no right or option in favor of any person or party to purchase all or any portion of the Property.

     9.   Buyer's Representations and Warranties.

     Buyer represents and warrants to Seller that as of the date of this
Agreement and as of the Closing Date:

          9.1 Buyer is duly organized, validly existing, and in good standing under the laws of the state of its formation;

          9.2 Buyer has the full power and authority to execute, deliver and perform Buyer's obligations under this Agreement;

                                       14

          9.3 The execution, delivery and performance of this Agreement by Buyer
(i) are within Buyer's corporate, partnership, limited liability or other applicable powers, and (ii) have been duly authorized by all necessary corporate, partnership, limited liability or other applicable action;

          9.4 There is no litigation pending against Buyer that would adversely affect or interfere with Buyer's ability to perform its obligations under this
Agreement; and

          9.5 Buyer is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of the Employment Retirement Income
Security Act of 1974, as amended ("ERISA") and the transaction which is the subject of this Agreement is not a prohibited transaction under Section 406 of
ERISA.

          9.6 Intentionally omitted.

          9.7 (a) To the best of Buyer's knowledge, without having made special inquiry, neither of Buyer nor its investors is a Prohibited Person (as defined below), or within the past twelve (12) months has conducted any business, has engaged in any transaction or dealing with any Prohibited Person, has engaged in any transaction relating to any property or interests in property blocked pursuant to the Executive Order (as defined below), or has engaged in any transaction that evades or avoids any of the requirements or prohibitions set forth in the Patriot Act, 50 U.S.C. Sec. 1701 et seq.;

               (b) To the best of Buyer's knowledge, without having made special inquiry, it and its investors are in compliance with all applicable orders, rules and regulations issued by, and recommendations of, the U.S. Department of the Treasury and OFAC (as defined below) pursuant to IEEPA (as defined below)
and the PATRIOT Act; and

               (c) To the best of Buyer's knowledge, without having made special inquiry, none of its investors is a "Prohibited Foreign Shell Bank" (as defined in the PATRIOT Act), or is named on any available lists of known or suspected terrorists, terrorist organizations or of other sanctioned persons issued by the
United States government and/or the government(s) of any jurisdiction(s) in which Buyer is doing business; "Prohibited Person" means any Person: (a) listed in the Annex to, or is otherwise subject to the provisions of, the Executive
Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who
Commit, Threaten to Commit, or Support Terrorism (the "Executive Order"); (b)
that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of the Executive Order; (c) that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; (d) that is named as a
"specifically designated national (SDN)" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/tllsdn.pdf or at any replacement website or other replacement official publication of such list or is named on any other
U.S. or foreign government or regulatory list issued post-09/11/01; (e) that is covered by IEEPA, OFAC or any other law, regulation or executive order relating to the imposition of economic sanctions against any country, region or individual pursuant to United States law or United Nations resolution; or (f)
that is an affiliate (including any principal, officer, immediate family member or close associate) of a person or entity described in one or more of clauses
(a) - (e) of this definition of Prohibited Person. "IEEPA" means the
International Emergency Economic Power Act, 50 U.S.C. Section 1701 et seq.
"OFAC" means the U.S. Department of Treasury's Office of Foreign Asset Control.

                                       15

     10.  Default.

          10.1 LIQUIDATED DAMAGES - DEPOSIT. NOTWITHSTANDING ANYTHING TO THE
CONTRARY CONTAINED IN THIS AGREEMENT, IF THE SALE OF THE PROPERTY TO BUYER IS
NOT CONSUMMATED BY REASON OF BUYER'S DEFAULT UNDER THIS AGREEMENT, SELLER SHALL
BE ENTITLED TO RETAIN THE DEPOSIT AS SELLER'S LIQUIDATED DAMAGES AND BUYER SHALL
THEREUPON BE RELEASED FROM ANY FURTHER LIABILITY TO SELLER UNDER THIS AGREEMENT
OTHER THAN FOR INDEMNITIES THAT ARE EXPRESSLY INTENDED TO SURVIVE THE
TERMINATION OF THIS AGREEMENT. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE
AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A
RESULT OF BUYER'S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO
THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS
AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A
REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH
FAILURE. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS
NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE FAIR AND
REASONABLE COMPENSATION TO SELLER. THE PARTIES HAVE SET FORTH THEIR INITIALS
BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION
CONTAINED IN THIS SECTION.

          10.2 Buyer's Remedies. In the event that Seller shall default in the performance of Seller's obligations under this Agreement and the Closing does not occur as a result thereof, Buyer shall be entitled, at Buyer's election, to either (x) receive a return from Seller of the Deposit, together with interest earned thereon (or to have Seller cause the Escrow Holder to make such a return), plus Buyer's costs and expenses (excluding legal fees) incurred and actually paid for examining title to the Property ("Purchaser's Title Costs (the foregoing, collectively, a "Deposit Return"), or (y) pursue any and all remedies available to a purchaser of real property, including for specific performance.
WITHOUT LIMITATION ON THE FOREGOING, BUYER SHALL HAVE NO RIGHT TO, AND BUYER
HEREBY WAIVES, ANY AND ALL CONSEQUENTIAL DAMAGES, PUNITIVE DAMAGES, EXEMPLARY
DAMAGES, AND ANY OTHER DAMAGES WHICH WOULD BE PREDICATED IN WHOLE OR IN PART
UPON LOSS OF BARGAIN, OPPORTUNITY COSTS, OR ANY LOSS OF ANTICIPATED BENEFITS
INCURRED BY BUYER WITH RESPECT TO THIS AGREEMENT AND/OR ANY DEFAULT BY SELLER
UNDER THIS AGREEMENT. Upon Buyer's election to receive a Deposit Return, and its actual receipt thereof, this Agreement shall then terminate and be of no further force and effect, and Seller shall have no further obligation or liability to
Buyer, except where survival is expressly provided.

          10.3 No Contesting Liquidated Damages. As material consideration to each party's agreement to the liquidated damages provisions stated above, each party hereby agrees to waive any and all rights whatsoever to contest the validity of the liquidated damages provisions for any reason whatsoever, including, but not limited to, that such provision was unreasonable under circumstances existing at the time this Agreement was made.

     11.  WAIVER OF TRIAL BY JURY.

     SELLER AND BUYER, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY
WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION,
OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY
CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO,

                                       16

THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE
TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR
HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR
OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, SELLER AND BUYER HEREBY AGREE
THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE
DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN
ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN
EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR
THEIR RIGHT TO TRIAL BY JURY.

     12.  Attorneys' Fees.

     Notwithstanding the foregoing, if any action or proceeding is commenced by either party to enforce their rights under this Agreement or to collect damages as a result of the breach of any of the provisions of this Agreement, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and court costs, in addition to any other relief awarded by the court.

     13.  Notices.

     All notices, demands, approvals, and other communications provided for in this Agreement shall be in writing and shall be deemed delivered on the earlier of the following to occur: (i) when hand delivered to the recipient; (ii) if using a nationally recognized overnight delivery service using next business day delivery service, the following business day with proof of delivery, or (iii) if by facsimile transmission, when delivery of such facsimile is confirmed by the sender and a copy sent by expedited delivery service in the manner set forth in clauses (i) and (ii)). All notices to Seller shall be sent to Seller's Address with a copy to Seller's counsel, Katten Muchin Rosenman LLP, 575 Madison Avenue,
New York, New York 10022, Attn: Jill D. Block, Esq., fax: (212) 894-5521. All
notices to Buyer shall be sent to Buyer's Address with a copy to Buyer's counsel, James P. Rosenzweig, Esq., 560 Fifth Avenue, New York, New York 10036,
fax (212) 629-0942. All notices to Escrow Holder shall be sent to Escrow
Holder's Address. The foregoing addresses may be changed by written notice given in accordance with this Section. If the date on which any notice to be given hereunder falls on a Saturday, Sunday or legal holiday, then such date shall automatically be extended to the next business day immediately following such
Saturday, Sunday or legal holiday.

     14.  Amendment; Complete Agreement.

     All amendments and supplements to this Agreement must be in writing and executed by Buyer and Seller. This Agreement contains the entire agreement and understanding between Buyer and Seller concerning the subject matter of this
Agreement and supersedes all prior agreements, terms, understandings, conditions, representations and warranties, whether written or oral, made by
Buyer or Seller concerning the Property or the other matters which are the subject of this Agreement.

     15.  Governing Law.

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to conflict of laws principles.

                                       17

     16.  Severability.

     If any provision of this Agreement or application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement (including the application of such provision to Persons or circumstances other than those to which it is held invalid or unenforceable)
shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     17.  Counterparts, Headings, and Defined Terms.

     This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one Agreement. The headings to sections of this Agreement are for convenient reference only and shall not be used in interpreting this Agreement.

     18.  TIME OF THE ESSENCE.

     TIME SHALL BE OF THE ESSENCE WITH RESPECT TO BUYER'S OBLIGATIONS TO CLOSE
ON OR BEFORE THE CLOSING DATE.

     19.  Waiver.

     No waiver by Buyer or Seller of any of the terms or conditions of this
Agreement or any of their respective rights under this Agreement shall be effective unless such waiver is in writing and signed by the party charged with the waiver.

     20.  Third Parties.

     This Agreement is entered into for the sole benefit of Buyer and Seller and their respective permitted successors and assigns. No party other than Buyer and
Seller and such permitted successors and assigns shall have any right of action under or rights or remedies by reason of this Agreement.

     21.  Additional Documents.

     Each party agrees to perform any further acts and to execute and deliver such further documents which may be reasonably necessary to carry out the terms of this Agreement.

     22.  Independent Counsel.

     Buyer and Seller each acknowledge that: (i) they have been represented by independent counsel in connection with this Agreement; (ii) they have executed this Agreement with the advice of such counsel; and (iii) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel. The fact that this Agreement was prepared by
Seller's counsel as a matter of convenience shall have no import or significance. Any uncertainty or ambiguity in this Agreement shall not be construed against Seller because Seller's counsel prepared this Agreement in its final form.

     23.  Condition of Property.

     Buyer has had the opportunity to inspect and conduct tests and studies of the Property, and Buyer is or will be prior to the Closing familiar with the general condition of the Property. Buyer understands and acknowledges that the
Property may be subject to earthquake, fire, floods, erosion, high water table,

                                       18

dangerous underground soil conditions, hazardous materials and similar occurrences that may alter its condition or affect its suitability for any proposed use. Seller shall have no responsibility or liability with respect to any such occurrence or condition, except to the extent same shall cause damage covered by Seller's insurance policies, in which event the provisions of Section
7 shall control. Buyer is acting, and will act, only upon information obtained by Buyer directly from Buyer's own inspection of the Property. Notwithstanding anything to the contrary contained in this Agreement, the suitability or lack of suitability of the Property for any proposed or intended use, or availability or lack of availability of (i) permits or approvals of governmental or regulatory authorities, or (ii) easements, licenses or other rights with respect to any such proposed or intended use of the Property, shall not affect the obligations of the Buyer hereunder.

     24.  Property "AS IS".

          24.1 Seller's Acquisition. Buyer acknowledges that Seller did not develop or construct the Property.

          24.2 No Side Agreements or Representations. No person acting on behalf of Seller is authorized to make, and by execution hereof, Buyer acknowledges that no Person has made, any representation, agreement, statement, warranty, guarantee or promise regarding the Property or the transaction contemplated herein or the zoning, construction, physical condition or other status of the
Property except as may be expressly set forth in this Agreement. No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of Seller which is not contained in this
Agreement will be valid or binding on Seller.

          24.3 AS IS CONDITION. EXCEPT AS OTHERWISE SET FORTH HEREIN, BUYER
ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY
NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS,
AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR
IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH
RESPECT TO (I) VALUE; (II) THE INCOME TO BE DERIVED FROM THE PROPERTY; (III) THE
SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY
CONDUCT THEREON, INCLUDING, WITHOUT LIMITATION, THE POSSIBILITIES FOR FUTURE
DEVELOPMENT OF THE PROPERTY; (IV) THE HABITABILITY, MERCHANTABILITY,
MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE
PROPERTY; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE
PROPERTY; (VI) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING,
WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (VII) THE COMPLIANCE OF OR BY
THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF
ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (VIII) THE MANNER OR QUALITY OF
THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (IX)
COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES,
REGULATION, ORDERS OR REQUIREMENTS, INCLUDING, WITHOUT LIMITATION, TITLE III OF
THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FEDERAL WATER POLLUTION CONTROL
ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U.S. ENVIRONMENTAL
PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, THE COMPREHENSIVE
ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE
RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE
DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC
SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF

                                       19

THE FOREGOING; (X) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER,
OR ADJACENT TO THE PROPERTY; (XI) THE CONTENT, COMPLETENESS OR ACCURACY OF THE
DUE DILIGENCE MATERIALS OR PRELIMINARY REPORT REGARDING TITLE; (XII) THE
CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY,
INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO
BUYER; (XIII) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE
APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XIV) DEFICIENCY OF ANY
UNDERSHORING; (XV) DEFICIENCY OF ANY DRAINAGE; (XVI) THE FACT THAT ALL OR A
PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE;
(XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS
AFFECTING THE PROPERTY; OR (XVIII) WITH RESPECT TO ANY OTHER MATTER. BUYER
FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO
INSPECT THE PROPERTY AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE
PROPERTY, EXCEPT AS OTHERWISE SET FORTH HEREIN BUYER IS RELYING SOLELY ON ITS
OWN INVESTIGATION OF THE PROPERTY AND REVIEW OF SUCH INFORMATION AND
DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER.
BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO
BUYER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO
THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE
ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO
REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. BUYER
AGREES TO FULLY AND IRREVOCABLY RELEASE SELLER FROM ANY AND ALL CLAIMS THAT
BUYER MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SELLER FOR ANY COSTS, LOSS,
LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM SUCH
INFORMATION OR DOCUMENTATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY
ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE
PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT,
EMPLOYEE, SERVANT OR OTHER PERSON. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO
THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR
HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS, AND THAT
SELLER HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT
AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN. BUYER REPRESENTS, WARRANTS, AND
COVENANTS TO SELLER, WHICH REPRESENTATION, WARRANTY, AND COVENANT SHALL SURVIVE
THE CLOSING AND NOT BE MERGED WITH THE DEED, THAT, EXCEPT FOR SELLER'S EXPRESS
REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT, BUYER IS RELYING
SOLELY UPON BUYER'S OWN INVESTIGATION OF THE PROPERTY.

     25.  Governmental Approvals.

     Nothing contained in this Agreement shall be construed as authorizing Buyer to apply for a zoning change, variance, subdivision map, lot line adjustment or other discretionary governmental act, approval or permit with respect to the
Property prior to the Closing, and Buyer agrees not to do so without Seller's prior written approval, which approval may be withheld in Seller's sole and absolute discretion. Buyer agrees not to submit any reports, studies or other documents, including, without limitation, plans and specifications, impact statements for water, sewage, drainage or traffic, environmental review forms, or energy conservation checklists to any governmental agency, or any amendment or modification to any such instruments or documents prior to the Closing unless first approved by Seller, which approval Seller

                                       20

may withhold in Seller's sole discretion. Buyer's obligation to purchase the
Property shall not be subject to or conditioned upon Buyer's obtaining any variances, zoning amendments, subdivision maps, lot line adjustment, or other discretionary governmental act, approval or permit.

     26.  Release.

     Buyer shall rely solely upon Buyer's own knowledge of the Property based on its investigation of the Property and its own inspection of the Property in determining the Property's physical condition. Buyer, for itself and anyone claiming by, through or under Buyer hereby waives its right to recover from and fully and irrevocably releases Seller, its employees, officers, directors, representatives, agents, servants, attorneys, affiliates, parent, subsidiaries, successors and assigns, and all Persons, firms, corporations and organizations in its behalf ("Released Parties") from any and all claims that it may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to any construction defects, errors, omissions or other conditions, known or unknown, latent or otherwise, including environmental matters, affecting the Property, or any portion thereof. Without limiting the foregoing, this release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer's release to Seller. This release shall not extend to acts of fraud committed by the Released Parties.

     In this connection and to the extent permitted by law, Buyer hereby agrees, represents and warrants, which agreements, representations and warranties shall survive the Closing and not be merged with the Deed, that (i) Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and (ii) Buyer further agrees, represents and warrants, which representation and warranty shall survive the Closing Date and not be merged with the Deed, that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses.

     Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 26. The releases given in this Section 26 shall survive the Closing and shall not be merged into the Deed.

     27.  Hazardous Materials.

     From and after the Closing, Buyer shall protect, defend, indemnify and hold
Seller and Seller's Released Parties free and harmless from and against any and all claims (including third party claims), demands, liabilities, damages, costs and expenses, including, without limitation, investigatory expenses, clean-up costs and reasonable attorney's fees of whatever kind or nature arising from or in any way connected with the physical condition of the Property or any other aspect of the Property except to the extent that such claims, demands, liabilities, damages, costs and expenses are solely attributed to the fraudulent and/or willful misconduct of Seller's Released Parties. The Buyer's obligations of indemnity set forth herein shall survive the Closing and shall not be merged with the Deed.

     28.  Indemnification.

     Buyer shall indemnify, defend, protect and hold harmless Seller and
Seller's parent company and their respective affiliates, subsidiaries, members, directors, officers, participants, employees, consultants and agents, from and against any and all damages, losses, liabilities, costs or expenses whatsoever

                                       21

(including reasonable attorneys' fees and costs) and claims therefor
(collectively, "Claims"), whether direct or indirect, known or unknown, or foreseen or unforeseen, which may arise from or be related to (i) Buyer's breach of any term or provision of this Agreement, or (ii) Buyer's activities on or ownership of the Property, including, but not limited to, the acts or omissions of Buyer or its employees, agents, suppliers or contractors. Buyer's obligations hereunder shall survive the Closing and shall not be merged with the Deed.

     29.  Assignment.

     Buyer shall not assign this Agreement without Seller's prior written consent, which consent may be withheld in Seller's sole and absolute discretion;
provided, however, that Seller's prior written consent shall not be required with respect to an assignment of this Agreement to a United States domestic entity controlled by, or under common control with, Buyer so long as Buyer gives
Seller 5 business days' prior written notice of the assignment. In the event of an assignment of this Agreement, the term "Buyer" shall include such assignee, however, any such assignment shall not relieve the transferor of obligations and liabilities hereunder. Any purported assignment in violation of the terms of this Agreement shall be void.

     30.  Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefits of the heirs, successors and assigns of the parties hereto.

     31.  Exhibits.

     Each reference to a Section or Exhibit in this Agreement shall mean the sections of this Agreement and the exhibits attached to this Agreement, unless the context requires otherwise. Each such exhibit is incorporated herein by this reference.

     32.  No Reservation of Property.

     The preparation and/or delivery of unsigned drafts of this Agreement shall not create any legally binding rights in the Property and/or obligations of the parties, and Buyer and Seller acknowledge that this Agreement shall be of no effect until it is duly executed and delivered by both Buyer and Seller. From and after the date hereof until Closing (unless this Agreement is earlier terminated), Seller shall not enter into any other agreement, of any type or kind, for the purchase and sale of the Real Property.

     33.  Duty of Confidentiality.

     Without the prior written consent of Seller, except as otherwise available to members of the general public by actions of Seller or its agents, or otherwise, Buyer shall keep, and Buyer shall cause any Person related to Buyer to keep, the Due Diligence Materials strictly confidential and will not disclose to any other Person other than an Interested Party: (i) the fact that any investigations, discussions or negotiations are taking place concerning a transaction contemplated by this Agreement, (ii) any of the terms, conditions or other facts with respect to any such possible transaction including, without limitation, the status thereof, (iii) any part of the Due Diligence Materials or any reports, analyses or studies which are prepared by Buyer or any Person related to Buyer to the extent the same contain or are derived from the Due
Diligence Materials, or (iv) the existence of terms of this agreement, unless such disclosure is required by applicable law; provided, however that Buyer may disclose such of the Due Diligence Materials as required pursuant to a subpoena or order issued by a court of competent jurisdiction, or by a judicial or administrative or legislative body or committee or as otherwise may be required by law and such determination is made on the advice of counsel. If Buyer receives a request to disclose any Due

                                       22

Diligence Materials under such subpoena or order, Buyer will: (i) promptly notify Seller thereof, and (ii) if disclosure is required or deemed by Buyer advisable (acting on advice of counsel), cooperate with Seller (at no cost or expense to Buyer) in any reasonable attempt that they may make to obtain an order or other reliable assurance that confidential treatment will be accorded to designated portions of the Due Diligence Materials. A breach by an Interested
Party of this provision shall be deemed a breach by Buyer of this provision.
Buyer, any Person related to Buyer or any other Interested Party shall not, without Seller's prior written consent, issue any public statements related to the transactions contemplated by this Agreement, including, without limitation, press releases, brochures, marketing materials or other written, oral, digital or electronic communications.

     34.  Survival.

     The representations, warranties, releases and indemnities herein shall survive the Closing to the extent herein provided.

     35.  Tenant Estoppels; Certificate of Occupancy.

     (a) Seller shall make good faith efforts in endeavoring to obtain estoppels and subordination, non-disturbance and attornment agreements in the forms required by the Leases, provided that in no event shall Seller be obligated to make any concession to any tenant or licensee under a Lease, threaten to put any tenant or licensee in default under its Lease or pursue any remedies against any tenant or licensee under its Lease in order to obtain such estoppels and/or subordination, non-disturbance and attornment agreements. Seller shall deliver to Buyer at least five days prior to the Closing Date, an estoppel and subordination, non-disturbance and attornment agreement from the licensee under the ClearChannel License substantially in the forms annexed hereto as Exhibit
G-l (the "ClearChannel Tenant Estoppel and SNDA"). If Seller fails to provide the ClearChannel Tenant Estoppel and SNDA on or before the Closing Date, Buyer shall have the option: (i) to close the transactions contemplated hereby notwithstanding such failure without adjustment to purchase price or (ii) to terminate the Agreement and obtain the return of the Deposit and neither party shall have any further rights or obligations under this Agreement except those which expressly survive termination.

     (b) Buyer acknowledges that the Building is being operated under a temporary certificate of occupancy, which is 1552-TGI, Inc.'s (and not Seller's)
obligation to obtain and renew.

     36.  Escrow Provisions.

          36.1 Deposit in Escrow. Escrow Holder shall hold the Deposit and all interest accrued thereon in escrow, and shall dispose of the Deposit only in accordance with the provisions of this Section. Unless otherwise provided herein, all references to the Deposit shall include such accrued interest, if any.

          36.2 Disposition of Deposit. Escrow Holder shall deliver the Deposit to Seller or Buyer, as the case may be, as follows:

               36.2.1 At Closing. The Deposit shall be released to Seller, and the accrued interest thereon shall be credited against the Purchase Price, upon completion of the Closing; or

               36.2.2 Upon Buyer's Default. The Deposit, together with accrued interest thereon, shall be released to Seller, after receipt of Seller's demand to release the Deposit to Seller, provided Seller certifies in such demand either Buyer has defaulted under this Agreement and Seller is thereby entitled to receive the Deposit; provided, however, that Escrow Holder shall not honor
Seller's demand until not less than 10 business days after Escrow Holder has given a copy of Seller's demand to

                                       23

Buyer, nor thereafter if Escrow Holder receives a "Notice of Objection" (as such term is hereinafter defined) from Buyer within such 10 business-day period; or

               36.2.3 Upon Seller's Default. The Deposit, together with accrued interest thereon, shall be released to Buyer, after receipt of Buyer's demand to refund the Deposit to Buyer, provided Buyer certifies in such demand either that
(i) Seller has defaulted under this Agreement; or (ii) this Agreement has been otherwise terminated or canceled and Buyer is thereby entitled to receive the
Deposit; provided, however, that Escrow Holder shall not honor Buyer's demand until not less than 10 days after Escrow Holder has given a copy of Buyer's demand to Seller, nor thereafter if Escrow Holder receives a Notice of Objection from Seller within such 10-day period

     Upon delivery of the Deposit pursuant to the foregoing provisions of this
Section, Escrow Holder shall be relieved of all liability hereunder with respect to the Deposit. Escrow Holder shall deliver the Deposit by bank wire transfer of immediately available funds to an account designated by the party entitled to receive it.

          36.3 Notice of Objection. Upon receipt of a written demand from Seller or Buyer under Section 36.2.2 or 36.2.3 hereof, Escrow Holder shall send a copy of such demand to the other party. Within ten business days after the date of receipt thereof, but not thereafter, the other party may object to delivery of the Deposit to the party making such demand by giving a notice of objection (a
"Notice of Objection") to Escrow Holder. After receiving a Notice of Objection,
Escrow Holder shall send a copy of such Notice of Objection to the party who made the demand; and thereafter, in its sole and absolute discretion, Escrow
Holder may elect (i) to continue to hold the Deposit until Escrow Holder receives joint written instructions from Seller and Buyer directing the release of the Deposit, in which event Escrow Holder shall release the Deposit in accordance with such joint instructions; and/or (ii) to take any and all actions as Escrow Holder deems necessary or desirable, in its good faith discretion, to discharge and terminate its duties under this Agreement including, without limitation, depositing the Deposit with any court of competent jurisdiction and bringing an action of interpleader or other appropriate proceeding; and/or (iii)
in the event of any litigation between Seller and Buyer, to deposit the Deposit with the clerk of the court in which such litigation is pending. In no event shall the Deposit be delivered to the demanding party in the event a Notice of
Objection is served by the other party until such joint instructions are received, or the Escrow Holder is so directed by a final, non-appealable order of a court of competent jurisdiction.

     If Escrow Holder is uncertain for any reason whatsoever as to its duties or rights hereunder (and whether or not Escrow Holder has received any written demand under Section 36.2.2 or 36.2.3 hereof, or Notice of Objection under
Section 36.3 hereof), then, notwithstanding anything herein to the contrary,
Escrow Holder may hold and apply the Deposit pursuant to clause (i), (ii) or
(iii) of Section 36.3 hereof, and may decline to take any other action whatsoever. In the event the Deposit is deposited in a court by Escrow Holder pursuant to clause (ii) or (iii) of Section 36.3 hereof, then Escrow Holder shall be entitled to rely on the decision of such court. In the event of any dispute whatsoever among the parties with respect to disposition of the Deposit,
Buyer and Seller shall pay the reasonable attorneys' fees and costs incurred by
Escrow Holder (whether paid to retained attorneys or representing the fair value of legal services rendered to itself) in any litigation in which Escrow Holder is named or becomes a party, or in any interpleader or other appropriate action or proceeding instituted by Escrow Holder pursuant to clause (ii) of Section
36.3 hereof, or in depositing the Deposit pursuant to clause (ii) or (iii) of
Section 36.3 hereof. Seller and Buyer shall be jointly and severally liable to
Escrow Holder for the payment of such fees and costs but, as between Buyer and
Seller, the non-prevailing party in such litigation, action or proceeding shall pay such fees and costs of Escrow Holder, and shall also pay the reasonable attorneys' fees and costs of the prevailing party.

                                       24

          36.4 Discharge of Liability. Upon delivery of the Deposit to Seller,
Buyer or a court of competent jurisdiction or the clerk of such a court, under and pursuant to the provisions of this Section 36, Escrow Holder shall be fully released and discharged from all duties, responsibilities and liability hereunder.

          36.5 Responsibilities Limited.

               36.5.1 Indemnification. Escrow Holder shall have no duties or responsibilities except those set forth herein, which the parties hereto agree are ministerial in nature. Seller and Buyer acknowledge that Escrow Holder is serving without compensation, solely as an accommodation to the parties hereto, and except for Escrow Holder's own willful misconduct or gross negligence,
Escrow Holder shall have no liability of any kind whatsoever arising out of or in connection with its activity as Escrow Holder. Seller and Buyer hereby indemnify and agree to defend and hold Escrow Holder harmless from and against any and all loss, cost, claim, damage, liability and expense, including reasonable attorneys' fees and disbursements (whether paid by Escrow Holder to retained attorneys or representing the fair value of legal services rendered by
Escrow Holder to itself), which Escrow Holder may incur by reason of its acting as Escrow Holder, to the extent such loss, cost, claim, damage, liability and expense are not the result of Escrow Holder's willful misconduct or gross negligence. Such indemnification obligation of Seller and Buyer shall be joint and several as to Escrow Holder but, as between Seller and Buyer, the costs of such indemnity shall be borne by the non-prevailing party in any resultant litigation, action or proceeding. Escrow Holder may charge against the Deposit any amounts owed to it under the foregoing indemnity or may withhold the delivery of the Deposit as security for any unliquidated claim, or both.

               36.5.2 Failure of Depository. Escrow Holder shall have no
responsibility for any failure of any depository of the Deposit, for any failure of such depository to pay interest thereon, or for the security or sufficiency of the interest accrued thereon.

               36.5.3 Right to Rely. Escrow Holder shall be fully protected in acting on and relying upon any written advice, certificate, notice, direction, instrument, request or other paper or document which Escrow Holder in good faith believes to be genuine and to have been signed or presented by the proper party or parties. Escrow Holder may assume that any Person purporting to give such advice, certificate, notice, direction, instrument, request or other paper or document has been duly authorized so to do. Escrow Holder assumes no responsibility for the accuracy of the recitals thereof. Escrow Holder may act or refrain from acting in respect of any matter referred to herein in full reliance upon and with the advice of counsel which may be selected by it
(including any member of its firm) and shall be fully protected in so acting or refraining from action upon the advice of counsel.

          36.6 Notices to Escrow Holder. Any Notice of Objection, demand or other notice or communication which may or must be sent, given or made under this Agreement to Escrow Holder shall be sent in accordance with the provisions of Section 13 hereof; provided, however, that no such Notice of Objection, demand or other notice or communication shall be effective against Escrow Holder except upon Escrow Holder's actual receipt thereof.

          36.7 Taxpayer Information. Simultaneously with their execution and delivery of this Agreement, Buyer and Seller shall each furnish Escrow Holder with duly completed Internal Revenue Service Forms W-9 setting forth their respective true Federal Taxpayer Identification Numbers so that Escrow Holder may file appropriate income tax information returns with respect to any interest earned on the Deposit. The party ultimately entitled to any such accrued interest shall be the party responsible for the payment of any tax to become due thereon. Until the Escrow Holder receives such Internal Revenue

                                       25

Service Forms W-9, the Deposit shall not accrue interest, and Escrow Holder shall only be obligated to use reasonable efforts thereafter to cause the
Deposit to accrue interest.

          36.8 Amendments Not Binding. Any amendment of this Agreement which could alter or otherwise affect Escrow Holder's obligations hereunder shall not be effective against or binding upon Escrow Holder without Escrow Holder's prior consent, which consent may be withheld in Escrow Holder's sole and absolute discretion.

          36.9 Reserved.

          36.10 Survival. The provisions of this Section 36 shall survive the
Closing or sooner termination of this Agreement.

     37. SUBMISSION TO JURISDICTION. SELLER AND BUYER EACH HEREBY IRREVOCABLY
SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN
NEW YORK COUNTY OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING
TO THIS AGREEMENT. SELLER AND BUYER EACH HEREBY IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO
SUCH VENUE AS BEING AN INCONVENIENT FORUM.

     38. Agent for Receipt of Process. Buyer hereby irrevocably appoints James
P. Rosenzweig, Esq., 560 Fifth Avenue, New York, New York 10036, as its
authorized agent to accept and acknowledge, on behalf of Buyer, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 37 hereof in any State or Federal court within New
York County. Seller hereby irrevocably appoints Katten Muchin Rosenman LLP, 575
Madison Avenue, New York, New York 10022, Attn: Jill D. Block, Esq., as its
authorized agent to accept and acknowledge, on behalf of Seller, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 37 hereof in any State or Federal court within New
York County.

     39. Service of Process. To the extent permitted by applicable law, process in any suit, action or proceeding of the nature referred to in Section 37 hereof may be served: (a) by registered or certified mail, postage prepaid, to Seller or Buyer at the addresses set forth above or to such other addresses of which
Seller or Buyer shall have given the other written notice; or (b) if Seller or
Buyer shall not have made an appearance within 21 days after service in accordance with clause (a) of this Section, by hand delivery to the agents identified in Section 38 hereof.

     40. Tax-Free Exchange. Notwithstanding anything to the contrary contained herein, either party, if requested by the other, shall cooperate with the requesting party in structuring this transaction as an Internal Revenue Code
Section 1031 tax-free exchange. The parties shall execute such additional documents requested so long as the non-requesting party's liabilities and costs do not increase as a result of the modifications. Either party may assign the
Property or this Agreement to a qualified intermediary, trustee or escrowee or may request the other party to execute a new Agreement of Purchase and Sale
(with the same terms as set forth in this Agreement) with such qualified intermediary, trustee or escrowee. In such event, the party to whom the request is made shall immediately acknowledge the assignment or shall promptly sign the new Agreement of Purchase and Sale so long as the material terms are the same as this Agreement.

          Without limiting the foregoing, pursuant to Treasury Regulation
Section 1.1031(k) -l(g)4(v), Seller hereby notifies Buyer that in connection with any 1031 exchange by Seller, Seller may assign the rights but not the obligations of this Agreement to LandAmerica Exchange Company or such

                                       26

other entity designated by Seller, as Qualified Intermediary, so that
LandAmerica or such other entity's 1031 Exchange Services may effectuate the
1031 exchange on Seller's behalf.

     41. Non-Liability. Notwithstanding anything to the contrary contained in this Agreement, no director, officer, employee, shareholder, member, manager, partner or agent of Seller nor any of the directors, officers, employees, shareholders, members, managers, partners or agents of any of the directors, officers, employees, shareholders, members, managers, partners or agents of
Seller nor any other person, partnership, corporation or trust, as principal of
Seller, whether disclosed or undisclosed (collectively, the "Seller Exculpated
Parties") shall have any personal obligation or liability hereunder, and Buyer shall not seek to assert any claim or enforce any of its rights hereunder against any Seller Exculpated Party. Notwithstanding anything to the contrary contained in this Agreement, no director, officer, employee, shareholder, member, manager, partner or agent of Buyer nor any of the directors, officers, employees, shareholders, members, managers, partners or agents of any of the directors, officers, employees, shareholders, members, managers, partners or agents of Buyer nor any other person, partnership, corporation or trust, as principal of Seller, whether disclosed or undisclosed (collectively, the "Buyer
Exculpated Parties") shall have any personal obligation or liability hereunder, and Seller shall not seek to assert any claim or enforce any of its rights hereunder against any Buyer Exculpated Party.

                                       27

     IN WITNESS WHEREOF, Buyer and Seller do hereby execute this Agreement as of the date first written above.

                                        SELLER:

                                        1552 LONSDALE LLC

                                        By: /s/ Mark E. Chertok
                                            ------------------------------------
                                            Name: Mark E. Chertok
                                            Title: Chief Financial Officer &
                                                   Treasurer

                                        BUYER:

                                        1552 BWAY OWNER, LLC
                                        a New York limited liability company

                                        By: /s/ James Rosenzweig
                                            ------------------------------------
                                            Name: James Rosenzweig
                                            Title: Vice President

                                       28